EXHIBIT 10.2
------------


                         SECOND AMENDMENT TO LEASE


      Second Amendment (this "Amendment") to Lease (hereinafter defined), dated as of January 1, 1999, by and between LASALLE HOTEL OPERATING PARTNERSHIP, L.P. ("Landlord"), having an address at 1401 Eye Street, N.W., Suite 900, Washington, DC 20005 and LASALLE HOTEL LESSEE, INC. ("Tenant"), having an address at c/o LaSalle Hotel Advisors, 1401 Eye Street, N.W., Suite 900, Washington, DC 20005. Capitalized terms not otherwise defined herein shall have the definitions set forth in the Lease.



                                WITNESSETH

      WHEREAS, Landlord and Tenant entered into that certain Lease (the "Lease"), dated as of _______, covering the Leased Property commonly known as the ______________;

      WHEREAS, Landlord and Tenant into that certain First Amendment to Lease (the "First Amendment") dated as of December 31, 1998, amending certain terms and provisions at the lease, as more fully set forth in the First Amendment

      WHEREAS, the parties desire to further amend the Lease to: (i) modify the definition of Beverage Sales, CPI, Food Sales and Gross Revenues, (ii) modify CPI Adjustments, and (iii) amend Exhibit A to change certain provisions contained therein.

      NOW, THEREFORE, for Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1.    SECTION 1.15, 1.52, 1.58.  Sections 1.15, 1.52, and 1.58 shall be deleted in their entirety and replaced with the following:

      1.15 "BEVERAGE SALES" shall mean Gross Revenues from (a) the sale of wine, beer, liquor or other alcoholic beverages, whether sold in a bar or lounge, delivered to or available in a guest room, sold at meetings or banquets or at any other location at the Hotel and (b) non-alcoholic beverages sold in a bar or lounge. Such revenue shall include sales by Tenant and its permitted subtenants, licensees and concessionaires if such permitted subtenant, licensees or concessionaires are Affiliates of Tenant.

Such revenue shall be determined in a manner consistent with GAAP and the Uniform System of Accounts and shall include (a) the fair market value of goods or services which have been provided in exchange for beverages under bartering or trade arrangements, (b) the fair market value of beverages provided under frequent traveler programs, gift certificate programs or any other similar programs, and (c) the fair market value of any other allowances deducted from beverage revenues (items (a)-(c) being allocated to the respective revenues categories in accordance with the Uniform System of Accounts). Such revenue shall not include: (a) any gratuity, or service charge added to a customer's bill or statement in lieu of gratuity; or (b) sales taxes or taxes of any other kind imposed on the sale of alcoholic or other beverages; or (c) the value of any beverages provided to employees of Landlord, Tenant, any franchise or under the Franchise Agreement or any guest on a complimentary basis. All credits, rebates, refunds and credit card chargebacks relating to Beverage Sales shall be deducted from Beverage Sales.

      1.52 "FOOD SALES" shall mean (a) Gross Revenues from the sale of food and non-alcoholic beverages that are prepared at the Hotel and sold or delivered on or off the Hotel by Tenant whether for cash or for credit, including in respect of guest rooms, banquet rooms, meeting rooms and other similar rooms, and (b) Gross Revenues from the rental of banquet, meeting and other similar rooms. Such revenue shall include sales by Tenant and its permitted subtenants, licensees and concessionaires, but as to subleases, licenses or similar arrangements for food and non-alcoholic beverage sales which were entered into by Landlord or any prior owner of the Leased Property with parties who are not Affiliates of Tenant and which are existing as of the date of this Agreement, such revenue shall only include rents received under such existing subleases, licenses or similar arrangements. Such revenue shall be determined in a manner consistent with GAAP and the Uniform System of Accounts and shall include (a) the fair market value of goods or services which have been provided in exchange for food under bartering or trade arrangements, (b) the fair market value of food provided under frequent traveler programs, gift certificate programs or any other similar programs, and (c) the fair market value of any other allowances deducted from food revenues, (items (a)-(c) being allocated to the respective revenues categories in accordance with the Uniform System of Accounts). Such revenue shall not include: (a) vending machine sales; (b) any gratuities, or service charges added to a customer's bill or statement in lieu of gratuity, (c) non-alcoholic beverages sold from a bar or lounge; or (d) sales taxes or taxes of any other kind imposed on the sale of food or non-alcoholic beverages; or (e) the value of food or non-alcoholic beverages provided to employees of Landlord, Tenant, the franchisor under the Franchise Agreement or any other guests on a complimentary basis. All credits, rebates, refunds and credit card chargebacks relating to Food Sales shall be deducted from Food Sales.

      1.58 "GROSS REVENUES" shall mean all revenues, receipts, and income of any kind derived directly or indirectly by Tenant from or in connection with the Hotel (including rentals or other payments from their tenants, lessees, licensees or concessionaires but not including their gross receipts) whether on a cash basis or credit, paid or collected, determined in accordance with GAAP and the Uniform System of Accounts, excluding, however: (a) funds furnished by Landlord, (b) federal, state and municipal excise, sales, and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (c) any gratuities, or service charges added to a customer's bill or statement in lieu of gratuity, (d) proceeds of insurance and Awards, (e) proceeds from sales of furnishings, fixtures and equipment which are permitted pursuant to the terms of this Agreement, (f) all loan proceeds from financing or refinancings of the Hotel or interests therein or components thereof, (g) interest earned on funds deposited into the Reserve Fund and (h) judgments and awards, except any portion thereof arising from normal business operations of the Hotel.

2. By way of clarification only, it is understood by and between the parties hereto that for purposes of accounting for the profit and loss statement for the Hotel, any net gratuities or net service charges not paid out to employees are recorded as a deduction from the appropriate payroll accounts, and shall not be utilized in the calculation of Rent.

3. SECTION 3.14 Section 3.1.4 shall be deleted in its entirety and replaced with the following:

      3.1.4 CPI ADJUSTMENTS. For each Lease Year during the Term beginning with the Lease Year commencing January 2000 the Minimum Rent then in effect, the Annual Room Revenues First Break Point, the Annual Room Revenues Second Break Point (each as defined in EXHIBIT A and together, the "ANNUAL ROOM REVENUES BREAK POINTS"), the Annual Food and Beverage Sales First Break Point, the Annual Food and Beverage Sales Second Break Point, (each as defined in EXHIBIT A and together, the "ANNUAL FOOD AND BEVERAGE SALES BREAK POINTS"), the Annual Telephone Revenues First Break Point, the Annual Telephone Revenues Second Break Point (each as defined in EXHIBIT A and together, the "ANNUAL TELEPHONE REVENUES BREAK POINTS"), the Annual Other Income First Break Point, the Annual Other Income Second Break Point (each as defined in EXHIBIT A and together, the "ANNUAL OTHER INCOME BREAK POINTS), then included in the Revenues Computation shall be increased as follows:

      (a) For the Lease Year commencing January 2000, and for each Lease Year thereafter during the Term, the average CPI for the immediately preceding twelve (12) months immediately preceding the new Lease Year (the "MEASUREMENT DATE") shall be divided by the average CPI for the twelve (12) months in the prior calendar year and such number shall be expressed as a percentage and such percentage shall be increased by one (1) percent (the "FACTOR") (for example, if the percentage is 3.2%, then the Factor shall be 4.2%); provided, however, (i) for the Lease Years commencing January 2002 and January 2008 the term "Factor" shall be deemed to be the product of (x) the Factor and (y) 371/364, and (ii) for the Lease Years commencing January 2003 and January 2009 the term "Factor" shall be deemed to be the product of (x) the Factor and (y) 364/371;

      (b) The new Minimum Rent for the Lease Year commencing January 2000 and for each Lease Year thereafter shall be the product of (x) the Minimum Rent in effect in the most recently ended Lease Year and (y) the Factor;

      (c) The new Annual Room Revenues Break Points in the Revenues Computation for the Lease Year commencing January 2000 and for each Lease Year thereafter shall be the product of (x) the Annual Room Revenues Break Points in effect in the most recently ended Lease Year and (y) the Factor;

      (d) The new Annual Food and Beverage Sales Break Points in the Revenues Computation for the Lease Year commencing January 2000 and for each Lease Year thereafter shall be the product of (x) the Annual Food and Beverage Sales Break Points in effect in the most recently ended Lease Year and (y) the Factor;

      (e) The new Annual Telephone Revenues Break Points in the Revenues Computation for the Lease Year commencing January 2000 shall be the product of (x) the Annual Telephone Revenues Break Points in effect for the most recently ended Lease Year and (y) the Factor;

      (f) The new Annual Other Income Break Points in the Revenues Computation for the Lease Year commencing January 2000 and for each Lease Year thereafter shall be the product of (x) the Annual Other Income Break Points in effect in the most recently ended Lease Year and (y) the Factor.

      Adjustments calculated as set forth above in the Minimum Rent, the Annual Room Revenues Break Points, the Annual Food and Beverage Sales Break Points, the Annual Telephone Revenues Break Points, and the Annual Other Income Break Points, shall be effective on the first day of each Lease Year to which such adjusted amounts apply. If Rent is paid prior to the determination of the amount of any adjustment to Minimum Rent, the Annual Room Revenues Break Points, the Annual Food and Beverage Sales Break Points, the Annual Telephone Revenues Break Points, and the Annual Other Income Break Points applicable for such period, whether because of a delay in the publication of the CPI for the Measurement Date or because of any other reason, payment adjustments for any shortfall in or overpayment of Rent paid shall be made with the first Minimum Rent and Participating Rent payments due after the amount of the adjustments are determined. If (1) a significant change is made in the number or nature (or both) of items used in determining the CPI, or (2) the CPI shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the CPI, together with information which will make possible a conversion to the new index in computing the adjusted Minimum Rent, the Annual Room Revenues Break Points, the Annual Food and Beverage Sales Break Points, the Annual Telephone Revenues Break Points, and the Annual Other Income Break Points hereunder. If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties will instead mutually select, accept and use such other index or comparable statistics on the cost of living in various cities that is computed and published by an agency of the United States of America or a responsible financial periodical of recognized authority. In no event shall the Minimum Rent, the Annual Room Revenues Break Points, the Annual Food and Beverage Sales Break Points, the Annual Telephone Revenue Break Points, or the Annual Other Income Break Points be reduced as a result of any changes in the CPI or changes to the calculation of CPI.

      3. EXHIBIT A. Exhibit A shall be deleted in its entirety and replaced with Exhibit A annexed hereto and made a part hereof.

      4. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the definitions set forth in the Lease.

      5. NO OTHER AMENDMENT. Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and remain unchanged.

      6. FULL FORCE AND EFFECT. The parties hereto certify and acknowledge that (a) the Lease, as amended by this Amendment, is in full force and effect; (b) neither party is in default of any of the terms and conditions set forth in the Lease; and (c) the Lease, as amended hereby, is enforceable in accordance with its terms.



                     [SIGNATURES ARE ON THE NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

LANDLORD:               LASALLE HOTEL OPERATING PARTNERSHIP, L.P.

                        By:   LaSalle Hotel Properties,
                              its general partner


                              By:   ______________________________
                                    Name:
                                    Title:  Authorized Signatory


TENANT:                 LASALLE HOTEL LESSEE, INC.

                        By:   _______________________________
                              Name:
                              Title:  Authorized Signatory